December 3, 1999

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

         This opinion is being furnished to Oppenheimer Senior Floating Rate Fund, a Massachusetts business trust (the "Fund"), in connection with the registration of an additional 30,000,000 shares of beneficial interest (consisting of an additional 10,000,000 Class A shares, 10,000,000 Class B shares and 10,000,000 Class C shares) on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (the "Registration Statement") to be filed with the Securities and Exchange Commission by the Fund and to which Registration Statement this opinion is an Exhibit. As counsel for the Fund, we have examined the Registration Statement, such statutes, regulations, corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the additional Class A, Class B and Class C shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon sale and delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information under the caption "Shareholder and Trustee Liability" under "How the Fund is Managed - Organization and History").

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,
                                                     /s/ Allan B. Adams

                                                     Allan B. Adams
                                              Myer, Swanson, Adams & Wolf, P.C.